Exhibit 5.12

June 4, 2012

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

RE: Fidelity National Information Services, Inc. – 7.625% Senior Notes due 2017

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special Oklahoma counsel to those subsidiaries listed on Attachment A hereto (the “Subject Entities”) of Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), in connection with the filing by the Company of its registration statement on Form S-4 filed with the Securities and Exchange Commission on June 4, 2012 (as amended or supplemented, the “Registration Statement”). The Registration Statement relates to the contemplated exchange of up to $150,000,000 aggregate principal amount of its 7.625% Senior Notes due 2017 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding unregistered 7.625% Senior Notes due 2017 (the “Original Notes”).

The Original Notes were issued, and the Exchange Notes will be issued, pursuant to the terms and conditions of, and in the form set forth in, the indenture dated as of July 16, 2010, as supplemented by supplemental indentures dated February 11, 2011, July 1, 2011, November 21, 2011, December 19, 2011 and May 11, 2012 (as so supplemented, the “Indenture”) by and among the Company, The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and the guarantors party thereto, which guarantors include the Subject Entities. The Exchange Notes will be guaranteed by the Subject Entities in accordance with the terms of the Subject Entities’ guarantee as set forth in the Indenture (the “Guarantee”).

In connection with this opinion, we have examined originals or copies of the Indenture and such other documents, corporate records, instruments, certificates of public officials and of the Subject Entities (including, without limitation, an Opinion Certificate made by the Subject Entities attached hereto as Attachment B), made such inquiries of officials of the Subject Entities, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

June 4, 2012

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities we have assumed: (i) other than with respect to the Subject Entities, that each other entity has the power and authority to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such entity of all requisite action; and (ii) the due execution and delivery of such documents by each such entity, and that such documents constitute the legal, valid and binding obligations of each such entity.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the substantive laws (excluding its applicable choice of law rules) of the State of Oklahoma (the “Opinion Jurisdiction”). None of the opinions or other advice contained in this letter considers or covers any federal, state or foreign securities (or “blue sky”) laws or regulations. We express no opinion concerning the contents of the Registration Statement or any related prospectus. The Exchange Notes may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect. We have no obligation to update or supplement the opinions herein to reflect any changes in law that may hereafter occur or become effective. We have also assumed that the constitutionality of validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the Opinion Jurisdiction has established its unconstitutionality or invalidity.

Based upon and subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that:

1.	Each of the Subject Entities has been duly organized under the laws of its jurisdiction of organization as set forth on Attachment A hereto and is validly existing and in good standing under the laws of such jurisdiction.

2.	Each of the Subject Entities has the organizational power to enter into and perform its obligations under the Indenture.

3.	The execution, delivery and performance of the Indenture have been duly authorized by all necessary organizational action on the part of the Subject Entities.

4.	The Guarantee by the Subject Entities with respect to the Exchange Notes has been duly authorized by the Subject Entities.

The opinions set forth herein are limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein.

June 4, 2012

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act. We also consent to Kirkland & Ellis, LLP, relying on this opinion.

Very truly yours,

/s/ Phillips Murrah P.C.

PHILLIPS MURRAH P.C.

June 4, 2012

Schedule A

Subject Entities

Entity Name	Entity Type	Jurisdiction of Organization
Advanced Financial Solutions, Inc.	Corporation	Oklahoma
Endpoint Exchange LLC	Limited Liability Company	Oklahoma

Attachment B

OPINION CERTIFICATE

In Connection with FIS 7.625% Senior Notes due 2017

Date: June 4, 2012

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Legal Opinion (as defined below), if defined therein, and otherwise as defined in the Indenture (as defined in the Legal Opinion). The undersigned is duly authorized to execute this Certificate on behalf of each of Advanced Financial Solutions, Inc., an Oklahoma corporation, and Endpoint Exchange LLC, an Oklahoma limited liability company (the “Subject Entities”). The Registration Statement, the Original Notes, the Exchange Notes, the Indenture, the guarantees of the Original Notes, the Guarantees, and the Registration Rights Agreement are hereinafter referred to collectively as the “Certificate Documents.” As used herein, the term “Organizational Documents” means the documents described on attached Schedule 1, each as last certified on December 19, 2011 in connection with the Indenture by the relevant Subject Entity to be true, correct and complete.

The undersigned hereby certifies to Phillips Murrah P.C. (“Opinion Counsel”) for the purpose of preparing a legal opinion from such firm (the “Legal Opinion”) regarding certain matters under the laws of the States of Oklahoma (the “Opinion Jurisdiction”) relating to the Registration Statement relating to the exchange of the Exchange Notes, which will be registered under the Securities Act, for an equal principal amount of the Original Notes, in accordance with the terms the Registration Rights Agreement:

A.	There are no judgments, writs, injunctions, decrees, orders or rulings of any court or governmental authority binding on any Subject Entity or any of their respective properties or assets that apply to or affect the execution, delivery or performance by any Subject Entity of the Certificate Documents.

B.	There are no Opinion Jurisdiction governmental authorities or agencies that regulate any Subject Entity or its business or assets for which any consent, approval, waiver, license or authorization or other action by or any filing with any such authority or agency is applicable to with the execution and delivery by any Subject Entity of the Certificate Documents to which it is a party, the consummation by any Subject Entity of the transactions contemplated thereby or the performance by any Subject Entity of its obligations thereunder, except for those already obtained and in full force and effect. There are no orders, decrees or the like that are specifically applicable to any Subject Entity which apply to any such consent, approval, waiver, license or authorization or other action or filing.

C.	No Subject Entity is a party to any litigation, proceeding or governmental investigation pending or overtly threatened against any Subject Entity that relates to the execution, delivery or performance of any of the Certificate Documents or documents executed in connection therewith.

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D.	Each Subject Entity has at all material times had a registered agent and office in the state of its organization and has notified the Secretary of State of such state of any change in its registered agent or registered office or any resignation of its registered agent or any discontinuation of its registered office, and no Subject Entity has received any notice from such Secretary of State of any determination that any grounds exist for administratively dissolving such Subject Entity, and no Subject Entity has received notice of the commencement of any proceeding to judicially dissolve such Subject Entity, and neither the board of directors nor the shareholders of any such Subject Entity that is a corporation, nor the board of managers, manager or members of any such Subject Entity that is a limited liability company, as applicable, have taken any action with respect to the dissolution of such Subject Entity, and no Subject Entity has filed any notice of intent to dissolve with such state.

E.	The undersigned has reviewed the Legal Opinion and, with respect to the factual statements and assumptions set forth in the Legal Opinion, hereby certifies that (i) each factual statement or assumption contained therein relating to each of the Subject Entities is, to the best of the undersigned’s knowledge, true and correct and does not fail to state a material fact the omission of which makes such statement or assumption incomplete or misleading, and (ii) with respect to factual statements or assumptions contained therein which relate to parties to the transactions contemplated by the Certificate Documents (the “Transactions”) discussed therein other than the Subject Entities, while the undersigned expressly disclaims any certification hereby as to the truth, correctness, or completeness of such other statements or assumptions, based on the undersigned’s participation in the Transactions, the undersigned does not have actual knowledge that the statements or assumptions contained therein relating to parties other than the Subject Entities are untrue, incorrect or incomplete so as to be misleading.

F.	The copies of each of the Subject Entity’s Organizational Documents delivered to Opinion Counsel and reviewed and relied upon by such firm for the purpose of the Legal Opinion are true, complete and correct copies and have not been amended, revoked or otherwise changed since the date adopted and are in full force and effect.

G.	The copies of authorizing resolutions of each Subject Entity dated December 19, 2011 last delivered to Opinion Counsel with respect to the Indenture and reviewed and relied upon by such firm for the purpose of the Legal Opinion are true, complete and correct, and such resolutions have not been amended or revoked since the date adopted and are the only resolutions of the Subject Entities relating to the matters that are the subject matter of the Legal Opinion.

H.	Each of the Subject Entities’ relevant authorizing resolutions were adopted in compliance with any procedural requirements of such Subject Entity’s Organizational Documents, including, without limitation, in regard to the manner in which notice of any applicable meeting was given or waived and the number of directors, shareholders or members (as applicable) present at any applicable meeting when convened and when the relevant votes were taken.

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I.	Regarding the incumbency of officers and directors (and other authorized signatories of the Subject Entities), each of the directors voting on the relevant resolutions and the officers and other duly authorized signatories acting on behalf of each Subject Entity (or acting on behalf of any member or manager of any Subject Entity) was duly appointed and incumbent in his or her office at the time of all relevant corporate or limited liability company (as applicable) action and at all relevant times thereafter.

J.	None of the Subject Entities is party to or bound by any shareholder control agreement or any other agreement that restricts the authority of any such Subject Entity’s board of directors, board of managers, or sole manager (as applicable) to approve the Certificate Documents.

As used herein, the term “knowledge” means the undersigned’s present knowledge obtained during the general and ordinary course of exercising his duties on behalf of the various Subject Entities.

The undersigned knows of no reason why he and Opinion Counsel are not justified in relying on the representations and warranties given by the Subject Entities in the Indenture, the other Certificate Documents and any other document or certificate of the various officers and authorized signatories of the Subject Entities furnished in connection with the Indenture or herewith.

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SCHEDULE 1

ORGANIZATIONAL DOCUMENTS

Opinion Party	Documents Provided

Advanced Financial Solutions, Inc.	Certificate of Incorporation dated July 8, 1992, as amended, and last amended on March 2, 2010 Bylaws dated July 10, 1992, as amended on March 6, 1996

Endpoint Exchange LLC	Articles of Organization dated June 18, 2001, as amended, and last amended on June 30, 2010 Operating Agreement dated May 5, 2004

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